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                                                                Exhibit 2(s)(ii)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Mark F. Kemper, Joseph T. Malone, Keith A. Weller, Jack W. Murphy and Dilia M. Caballero, and each of them singly, as his true and lawful agents and attorneys-in-fact, with full power and substitution and resubstitution of him in his name, place and stead, to sign any and all registration statements on Form N-2 applicable to Managed High Yield Plus Fund Inc. ("Fund") and any amendments or supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as Vice President and Treasurer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

       NAME                        TITLE                       DATE
       ----                        -----                       ----
/s/ Thomas Disbrow          Vice President and          November 10, 2004
------------------          Treasurer
Thomas Disbrow